UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1009 McKinley Avenue, Kellogg, Idaho 83837

(Address of Principal Executive Offices) (Zip Code)

(604) 417-7952

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Concentrate Prepayment Facility

On August 20, 2026, Bunker Hill Mining Corp. (the “Company”) and its wholly-owned subsidiary, Silver Valley Metals Corp., an Idaho corporation (“SVM” and together with the Company, the “Borrower”), entered into a Prepayment Agreement (the “Prepayment Agreement”) with Ocean Partners UK Limited (“Ocean Partners”), a current shareholder of the Company, pursuant to which Ocean Partners agreed to provide the Company with a concentrate prepayment facility (the “Ocean Partners Facility”) of up to US$10.0 million (the “Facility Amount”).

The Prepayment Agreement provides that Ocean Partners shall make one or more advances to the Borrower during the period commencing on the date of the first draw on the Oceans Partners Facility and ending on the date that is three months thereafter (the “Availability Period”) in a total amount not exceeding the Facility Amount (the “Draw”), following satisfaction of all conditions precedent (as set forth in the Prepayment Facility), including the Borrower delivering to Ocean Partners a completed Draw request (a “Draw Request”) in a form acceptable to Ocean Partners. The first Draw and each subsequent Draw will be advanced by Ocean Partners to the Borrower within three business days of receipt by Ocean Partners of the applicable Draw Request. Each Draw shall be in minimum increments of US$1.0 million during the Availability Period.

Amounts outstanding under the Ocean Partners Facility bear interest at a rate equal to 7.0% per annum plus the three-month secured overnight financing rate as published by the CME Group, representing the forward-looking cost of borrowing cash overnight collateralized by U.S. Treasury securities, as determined based on actual transactions in the repurchase agreement market. Interest accrues daily and is payable monthly in arrears on the first business day of the next month. During an event of default, the applicable interest rate increases by an additional 3.0% per annum computed on the basis of a 360 day year. Interest is payable at the option of the Borrower by either (i) setoff against any payments owed against Concentrates (as defined below) or (ii) in cash.

The Ocean Partners Facility matures on the earlier of six full calendar months following the first draw and termination of the Prepayment Agreement in accordance with its terms.

Following a grace period of three full calendar months from the start of the first Draw, principal is scheduled to be repaid in installments equal to 20% in the fourth month, 20% in the fifth month and 60% in the sixth month following the first Draw. The Borrower may repay amounts outstanding under the Ocean Partners Facility through delivery of concentrates (“Concentrates”) under the assigned Amended and Restated Lead Concentrate Offtake Agreement between SVM and Teck Metals Ltd. (“Teck”), dated July 8, 2026, as assigned by Teck to Ocean Partners on July 14, 2026 (the “Concentrates Agreement”) or in cash.

The Borrower may voluntarily prepay amounts outstanding under the Ocean Partners Facility at any time upon five days’ notice without premium or penalty. Amounts repaid under the Ocean Partners Facility may not be reborrowed.

The Company intends to use the proceeds from the Ocean Partners Facility for working capital at the Bunker Hill Mine in Idaho.

The Prepayment Agreement contains customary representations and warranties, affirmative and negative covenants, conditions precedent, events of default and termination provisions. Conditions to funding include, among other things, receipt of required corporate approvals, the accuracy of specified representations and warranties, the absence of a default and, prior to the first draw, the public announcement of a merger or acquisition agreement with Silver47 Exploration Corp.

Events of default include (i) failure by the Borrower to pay when due any amount owing under the Prepayment Agreement; (ii) any representation or warranty made by the Borrower in the Prepayment Agreement or any statement made in any certificate, report or financial information furnished by the Borrower to Ocean Partners being determined by Ocean Partners to have been false or misleading in any material respect when made; (iii) a failure by the Borrower to perform or comply with any of the covenants or provisions set forth in the Purchase Agreement, which failure remains unremedied for a period of 30 days after written notice; (iv) the Borrower shall default in connection with the Concentrates Agreement or any other material agreement with Ocean Partners, which default entitles Ocean Partners to terminate or accelerate such agreement or exercise any remedies thereunder; or (v) the Borrower (A) is unable or admits inability to pay its debts as they fall due; (B) is deemed to, or is declared to, be unable to pay its debts under applicable law; (C) suspends or threatens to suspend making payments on any of its debts; or (D) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or (vi) the value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities); (vii) the Borrower sells the Bunker Hill Mine or there is a change of control of the Borrower with a change of control being defined as the acquisition or increase and the corresponding disposal or decrease of direct or indirect control of the Bunker Hill Mine; (viii) a moratorium is declared in respect of any indebtedness of the Borrower; (ix) any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; (B) a composition, compromise, assignment or arrangement with any creditor of the Borrower for the reason of avoiding financial difficulty; (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or (D) enforcement of any security over any assets of the Borrower, or any analogous procedure or step is taken in any jurisdiction; (x) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Borrower and is not discharged within 14 days; or (xi) the Prepayment Agreement is terminated or the Borrower contends that the Prepayment Agreement is not a legal, valid and binding obligation of the Borrower; or (xii) the merger with Silver47 Exploration Corp. is publicly announced as being closed; or (xiii) Ocean Partners completes an equity financing in excess of the balances outstanding under the Ocean Partners Facility, then Ocean Partners may immediately demand repayment by the Borrower of all amounts then outstanding under the Ocean Partners Facility, including accrued interest thereon to the date of repayment, and all fees and other amounts owing under the Prepayment Agreement.

Upon the occurrence of certain events of default, Ocean Partners may accelerate amounts outstanding under the Ocean Partners Facility.

The foregoing description of the material terms of the Prepayment Agreement is subject to and qualified in its entirety by reference to the Prepayment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2026, the Company drew an additional US$1.0 million under its uncommitted demand revolving standby prepayment facility established pursuant to the Standby Prepayment Facility Agreement, dated as of June 5, 2025 (the “Teck Facility”), by and among the Company, Silver Valley Metals Corp. (together with its successors and permitted assigns, “SV Borrower”), and Teck Metals Ltd. (the “Lender”). Following the draw on August 20, 2026, the total draw on the Teck Facility outstanding is US$6.0 million. The proceeds from the drawdown will be used to support working capital requirements and ongoing operational activities as the Company advances toward full commercial production.

As previously disclosed in the Company Form 8-K as filed on June 11, 2025, the Teck Facility permits revolving draws up to an aggregate maximum principal amount of US$10.0 million and is uncommitted and repayable on demand. The availability period ends on the earliest of (i) June 30, 2028, (ii) the date on which the project reaches 90% of nameplate capacity, and (iii) termination of the Teck Facility by the Lender, in each case subject to the terms and conditions therein. Amounts repaid may be reborrowed during the availability period, and each advance must be at least US$500,000. Amounts drawn bear interest at 13.5% per annum from their funding date to June 30, 2027, and a rate equal 15.0% per annum thereafter, subject to automatic increases. Interest is calculated on a 360-day year and capitalized quarterly in arrears. Upon an event of default, default interest accrues at the applicable rate plus 3.0% per annum.

The Company’s obligations under the Teck Facility are secured by a first-ranking security interest over substantially all property and assets of the obligors, subject to permitted liens.

The foregoing description of the material terms of the Teck Facility is qualified in its entirety by reference to the Standby Prepayment Facility Agreement, dated June 5, 2025, which was filed as Exhibit 10.34 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 27, 2025.

Item 9.01 Exhibits.

Exhibit Number	Description
10.1	Prepayment Agreement dated August 20, 2026*
104	Cover Page Interactive Data File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

* - Certain personal information has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUNKER HILL MINING CORP.

DATE: August 25, 2026	By:	/s/ Sam Ash
Sam Ash
President and Chief Executive Officer